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                                                                   EXHIBIT 10.7


                        AMENDMENT TO OPERATING AGREEMENT

                  FIRST AMENDMENT, dated as of March 29, 2001, (this "Amendment"), to LIMITED LIABILITY COMPANY OPERATING AGREEMENT dated May 1, 1998, of Vivelle Ventures LLC (the "Company"), by and among Novartis Pharmaceuticals Corporation, a Delaware corporation ("Novartis"), as the successor-in-interest to the Pharmaceuticals Division of Ciba-Geigy Corporation, a New York corporation and Noven Pharmaceuticals, Inc., a Delaware corporation ("Noven"), as members of the Company (the "Members"). All capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to such terms in the Operating Agreement.

                              W I T N E S S E T H:
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                  WHEREAS, Novartis and Noven are parties to a Limited Liability
Company Operating Agreement (the "Operating Agreement"), dated as of May 1,
1998, of the Company; and

                  WHEREAS, Novartis and Noven wish to amend certain provisions of the Operating Agreement as herein provided.

                  NOW, THEREFORE, it is agreed:

                  1. Section 1.1 of the Operating Agreement is hereby amended by
(i) deleting the definition, "Annual Plan" in said Section in its entirety and
(ii) deleting the definition, "Vivelle Business," in said Section and inserting in lieu thereof the following definition:

                  "HRT Business" shall mean: (a) the manufacture, marketing and sale of the 17B-estradiol single active ingredient products in a matrix marketed in the Territory under the trademarks "Vivelle" and "Vivelle Dot" pursuant to the License Agreement; and (b) the development, use, sale and other disposal of the transdermal estrogen/progestin product which is marketed in the Territory under the trademark "CombiPatch" pursuant to the License Agreement between the Company and Noven dated March 29, 2001, (but, in each case, shall not include engaging in clinical development activities).

                  And each reference in the Operating Agreement to the term "Vivelle Business" is hereby deleted and the term "HRT Business" is hereby inserted in lieu thereof.

                  2. Paragraphs (b) and (c) of Section 2.7 of the Operating Agreement are hereby deleted in their entirety and replaced by the following new paragraphs, respectively:

         "(b) The Members agree that in the event that Noven reasonably believes that Novartis has breached its obligations under the Distribution and Services Agreement, the Limited Assignment Agreement, the Trademark License or the Sublicense Agreement, Noven may, on behalf of the Company, assert a breach thereof and pursue all remedies at law or equity with respect thereto. The Members further agree that Noven may, on behalf of the




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         Company, exercise the rights of the Company contained in Sections 5.4,
         5.5, 5.6, 8.1 and 10.1 of the Distribution and Services Agreement and shall act on behalf of the Company in agreeing the Services Plan pursuant to Section 4.1 of the Distribution and Services Agreement.

         (c) The Members agree that in the event that Novartis reasonably believes that Noven has breached its obligations under the Marketing and Promotional Services Agreement, the Limited Assignment Agreement or the Sublicense Agreement, Novartis may, on behalf of the Company, assert a breach thereof and pursue all remedies at law or equity with respect thereto. The Members further agree that Novartis may, on behalf of the Company, exercise the rights of the Company contained in Sections 4.4, 4.5, 4.6, 7.1 and 9.1 of the Marketing and Promotional Services Agreement and shall act on behalf of the Company in agreeing the Sales and Marketing Plan pursuant to Section 3.1 of the Marketing and Promotional Services Agreement."

                  3. Section 2.7(d) of the Operating Agreement is hereby amended to delete references to "(c)" and "(d)" in said Section and replace them with "(b)" and "(c)", respectively.

                  4. Section 5.2 of the Operating Agreement is hereby amended by deleting said Section in its entirety and inserting in lieu thereof the following text:

         "Section 5.2 PRESIDENT. (a) The first individual to act as "President" of the Company shall be Robert C. Strauss. Upon the death, resignation or removal of Mr. Strauss pursuant to the terms hereof, each Member shall have the right to propose to the Management Committee a successor President. The successor President shall be appointed by a majority vote of the Management Committee provided that at least four (4) Members cast votes in connection with such appointment. The President shall have such authority as is set forth in this Agreement. The successor President shall hold office until his or her death, resignation or removal by a majority vote of the Management Committee, whereupon further successor Presidents shall be proposed and appointed as set forth above.

         (b) Mr. Strauss and each successor President, if any (collectively referred to as the "President" for purposes of this Section 5.2(b)), shall manage the day-to-day business operations and affairs of the Company subject to direction and oversight by the Management Committee. The President shall be responsible for the implementation of the decisions of the Management Committee and shall have the power to represent and bind the Company regarding the incurrence of monetary obligations or making of payments provided for under the Services Plan or the Sales and Marketing Plan, as defined in the Distribution and Services Agreement and the Marketing and Promotional Services Agreement, respectively. Decisions on matters hereunder requiring the express approval of the Members or which are set forth in Section 5.4, however, shall be made solely by the Management Committee. The President shall have such other powers and perform such other duties as usually pertain to the office of the President and as from time to time may be assigned to him or her by the Management Committee. The annual




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         compensation of the President shall be determined by a majority vote of the Management Committee."

                  5. Section 5.4 of the Operating Agreement is hereby amended by deleting clauses (i) through (xiii) in their entirety and inserting in lieu thereof the following new clauses:

         "(i) the approval of any material amendment to the annual operating and capital budgets of the Company outside of the ordinary course of the HRT Business for each product line sold by the Company;

         (ii) the approval of any amendment to the Certificate of Formation of the Company;

         (iii) the approval of any material amendment to any of the Ancillary Agreements, the Sublicense Agreement, the Assignment Agreement, the Trademark License or the entry into any product supply contract, other than the Supply Agreement, with an alternative or second supplier;

         (iv) the creation by the Company of any indebtedness in excess of one million dollars ($1,000,000) or obligation to guaranty such indebtedness;

         (v) the entry into any technology transfer, licensing or sublicensing arrangement, other than the Sublicense Agreement and the Trademark License;

         (vi) the entry into any agreement regarding the contribution and subsequent marketing of new products not falling under the terms of the License Agreement, or the undertaking of any clinical development activities, which would create activities outside of the ordinary course of the HRT Business;"

         (vii) the purchase price of any new products not falling under the terms of the License Agreement;

         (viii) the admission of new Members;

         (ix) the acquisition of any asset by the Company outside the ordinary course of the HRT Business in one transaction or a series of related transactions for consideration in excess of five hundred thousand dollars ($500,000) or the acquisition by the Company in the ordinary course of the HRT Business of any asset in one transaction or a series of related transactions for consideration greater than twenty percent (20%) of the fair market value of the Company's assets immediately prior to such acquisition;

         (x) the disposition of any asset of the Company outside the ordinary course of the HRT Business in one transaction or a series of related transactions with an aggregate fair market value in excess of five hundred thousand dollars ($500,000) or the disposition by the Company in the ordinary course of the HRT Business of assets in one transaction or a series of related transactions for consideration greater than twenty percent (20%) of the fair market value of the Company's assets immediately prior to such disposition; and



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         (xi) the settlement of any commercial litigation which would require a payment by the Company in excess of one million dollars ($1,000,000) or which involves injunctive relief or consent orders which would enjoin the Company from selling any of its products."

                  6. Section 8.2 of the Operating Agreement is hereby amended by deleting the last sentence in said Section and inserting in lieu thereof the following sentence:

         "The Tax Matters Member shall not file any annual income tax return of the Company, which income tax return would, in Noven's sole discretion, adversely affect the tax liability of the Company or any distribution made to Noven hereunder, prior to the review by, and the consent to the filing thereof by, Noven, which consent shall not be unreasonably withheld or delayed."

                  7. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Operating Agreement.

                  8. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  9. This Amendment and the rights of the Members hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware.

                  10. The headings of the several sections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision hereof.

                  11. This Amendment shall become effective on the date (the "Amendment Effective Date") when each of the Members shall have signed a counterpart hereof (whether the same or different counterparts).

                  12. From and after the Amendment Effective Date, all references in the Operating Agreement shall be deemed to be references to the Operating Agreement as amended hereby.




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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the date and year first above written.

                                         NOVARTIS PHARMACEUTICALS CORPORATION



                                         /s/ Lawrence S. Perlow, M.D.
                                         ---------------------------------------
                                         Lawrence S. Perlow, M.D.
                                         Senior Vice President and General
                                             Manager, Commercial Operations



                                         NOVEN PHARMACEUTICALS, INC.



                                         /s/ Robert C. Strauss
                                         ---------------------------------------
                                         Robert C. Strauss
                                         President, Chief Executive Officer and
                                             Co-Chairman





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